Exhibit 10.1

Westport Capital Partners LLC
40 Danbury Road
Wilton, Connecticut 06897

September 13, 2019

VIA FACSIMILE (WHEELER) AND EMAIL (HANEBERG)

Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Fax No. (717) 774-7383
Attention: David Kelly

With a copy to:

Haneberg, PLC
310 Granite Ave.
Richmond, Virginia 23226
Email: brad@haneberg.us
Attention: Brad Haneberg, Esq.

Dear Mr. Kelly:

Reference is made to the Shareholder Rights Agreements, dated March 19, 2015 (the “Shareholder Rights Agreement”), by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”) and Westport Capital Partners LLC, a Connecticut limited liability company (the “Anchor Investor”), as agent on behalf of certain investment entities managed or advised by the Anchor Investor (collectively, the “Investors”). The Anchor Investor hereby permanently and irrevocably waives all rights under Section 2 of the Shareholder Rights Agreement to (i) designate persons for election to the board of directors of the Company under the Shareholder Rights Agreement and (ii) to fill vacancies under Section 2(h) of the Shareholder Rights Agreement.

Except as modified by the provisions hereof, the Shareholder Rights Agreement remains unmodified and in full force and effect in accordance with its terms.

This letter agreement shall be governed and construed in accordance with the laws of the State of New York. This letter agreement may be executed in any number of counterparts, which together shall constitute this letter agreement.

Very truly yours,

Westport Capital Partners LLC, as agent for the Investors

By: /s/ Marc Porsoff
Name: Marc Porsoff
Title: Principal and General Counsel

By: /s/ Steven A Russell
Name: Steven A Russell
Title: Principal and Chief Administrative
Officer

Cc: Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Eleazer Klein (Via Email)